UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 13, 2009
Date of Report (Date of earliest event reported)

VIAD CORP
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 North Central Avenue, Suite 800, Phoenix, Arizona	85004-4545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    OTHER EVENTS

On July 13, 2009, Viad Corp (the “Company”) issued a press release announcing a strategic reorganization to drive enhanced service, innovation and value. The reorganization will align the Company's brands and operations into two business units: (1) Marketing & Events Group; and (2) Travel & Recreation Group.  The Marketing & Events Group will include the following operating companies: GES Exposition Services, Inc.; Exhibitgroup/Giltspur, a division of Viad Corp; Melville Exhibition and Event Services Limited; The Becker Group, Inc. and the Company's other exhibition and event related companies. The Travel & Recreation Group will include Brewster Inc. and Glacier Park, Inc. The Company will also centralize its corporate support functions, including finance, information technology, human resources and legal services, in order to support the two business units.

The Company will hold a conference call with investors and analysts to discuss the strategic changes on Monday, July 13, 2009 at 11:30 a.m. (ET), and a presentation will be posted on the Company's Web site at www.viad.com prior to the conference call.

The press release is attached hereto as Exhibit 99 and is incorporated by reference herein. The press release contains forward-looking statements regarding the Company and its businesses and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

          (d)  Exhibits
                 99   -   Press release dated July 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP
(Registrant)

July 13, 2009	By:	/s/ G. Michael Latta
G. Michael Latta
Vice President – Controller (Chief Accounting Officer and Authorized Signer)